AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON	REGISTRATION NO. 333-
JULY 25, 2006

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Registration Statement

Under the Securities Act of 1934

NEEMA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	8041	20-4126700
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

#215-2211 W. 4th Ave., Vancouver, BC Canada, V6K 4S2 (Address of Principal Executive Offices) (604) 731-7789 (Telephone Number)

Nigel Liang, President Neema, Inc. #215-2211 W. 4th Ave., Vancouver, BC Canada, V6K 4S2 (Name and Address of Agent for Service) (604) 731-7789 (604) 731-7789 (Telephone Number) (Facsimile Number)
Copies to: Michael Paige Esq. 1120 20th Street, NW South Tower Washington, D.C. 20036 (202) 457-1600 (202) 457-1678 (Telephone Number) (Facsimile Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the

Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	3,800,000	$0.05	$190,000	$20.33

(1)

We intend to offer a minimum of 1,200,000 shares of our common stock (the "Shares") up to a maximum of 3,800,000 Shares.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

PROSPECTUS

SUBJECT TO COMPLETION DATED JULY 25, 2006

NEEMA, INC.

3,800,000 SHARES OF COMMON STOCK

$.05 PER SHARE

This is Neema Inc.'s ("Neema", the "Company", "we",  "us" or "our") initial public offering (the “Offering”), and no public market currently exists for our  securities.  The offering price may not reflect the market price of our securities after the Offering.

We are offering for sale a minimum of 1,200,000, and up to a maximum of 3,800,000 shares, of our common stock, par value $.001 per share. The Offering is being conducted on a “self-underwritten”, “best efforts” basis, which means our officers and directors will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this Offering. If the minimum number of shares is not sold and the minimum offering ($60,000) amount is not deposited by the expiration date of the Offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the date of this prospectus. The Offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES SPECIAL RISKS CONCERNING US AND OUR BUSINESS AND THE NATURE OF THIS OFFERING.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY THE RISK FACTORS SECTION BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has  approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

	Offering Price Per Share (1)	Total Amount of Offering	Underwriting Commissions	Proceeds to the Company (2)
Common Stock:
Minimum Offering	$0.05	$60,000	$0	$60,000
Maximum Offering	$0.05	$190,000	$0	$190,000

(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

(2) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $10,000.  See "Use of Proceeds" and "Dilution".

The date of this Prospectus is  __________, 2006

TABLE OF CONTENTS

TABLE OF CONTENTS

2

General Information About Our Company

4

The Offering

4

Use of Proceeds

5

Summary of Financial Data

5

FORWARD LOOKING STATEMENTS

6

RISK FACTORS

6

Risks Associated With Our Company:

6

Risks Associated With This Offering:

9

USE OF PROCEEDS

10

CAPITALIZATION

12

DILUTION

13

DESCRIPTION OF BUSINESS

14

Concept

14

Company Strategy

16

Keys to success

16

Product and Service Description

17

Market and Industry Analysis, An Overview

19

Stimuli to growth of Complimentary Alternative Medicine

21

Advertising and Promotion

22

Anticipated Revenue Streams

23

Competition

23

Compliance With Government Regulation

23

Intellectual Property

24

Research and Development

24

Empoyees and Employee Agreements

24

Properties

24

PLAN OF OPERATION

25

Proposed Milestones to Implement Business Operations

26

Off-Balance Sheet Arrangements

26

Limited Operating History; Need For Additional Capital

26

Liquidity and Capital Resources

26

Critical Accounting Policies

27

MANAGEMENT

29

Management Resumes

30

EXECUTIVE COMPENSATION

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32

DESCRIPTION OF SECURITIES

33

Common Stock

33

Non-Cumulative Voting

33

Cash Dividends

33

SHARES ELIGIBLE FOR FUTURE SALE

33

PLAN OF DISTRIBUTION

34

Offering Will Be Sold by Our Officers and Directors

34

Terms of the Offering

35

Deposit of Offering Proceeds

35

Procedures and Requirements for Subscriptions

35

INTEREST OF NAMED EXPERTS AND COUNSEL

35

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

36

REPORTS TO SECURITIES HOLDERS

36

TRANSFER AGENT

36

ADDITIONAL INFORMATION

36

FINANCIAL STATEMENTS

F-1

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to the “Company”, "we", "us", "our", and "NEEMA” are to NEEMA, Inc.

General Information About Our Company

The Company was incorporated in the State of Nevada on January 16, 2006. We were formed to be the holding company of a Canadian wholly-owned subsidiary which is developing and operating professional “alternative” health care studios under the name “True Health Studio” in Canada. Our studios lease space in larger health and sports facilities and contract with licensed professional “alternative” health care providers who require equipment and space, as well as a flexible working environment, to provide services in our studio to our customers and generally to customers of the health and sports facility where the studio is located.  On March 1, 2006, we opened out first location within a Gold’s Gym located on the campus of the University of British Columbia through our wholly-owned subsidiary, a corporation formed in Canada on November 1, 2005 under the name True Health Studio Inc.

We have an online presence at www.truehealthstudio.com. At this present time its primary function is information.  We plan to develop this into a knowledge based centre, providing not only information about our company and concept, but extensive information on health, wellness strategies and promoting overall individual well-being.

We received our initial funding of $5,000 through the sale of common stock to our officers and directors who purchased 1,000,000 shares of our common stock at $0.005 per share on March 8, 2006. We have generated only minimal revenues to date; we have been issued a "substantial doubt" going concern opinion from our auditors; and our only asset is our cash in the bank, consisting of $5,000 in cash generated from the issuance of shares to our founders, and the balance of proceeds from our promissory note in the principal amount of $20,000 issued to Nigel Liang, an officer and director, to enable us to commence operations and open our first location prior to completion of this Offering. The loan will be repaid from the proceeds of this Offering at no interest. Please see the "Certain Relationships and Related Transactions" section for complete details of the promissory note.

Our administrative offices are located on the premises of our first studio inside the Gold’s Gym on the campus of the University of British Columbia, #230-2155 Allison Road, Vancouver, BC V6T 1T2, Canada, and our telephone number is (604) 221-8783.

The Offering

Securities Being Offered (“Offered Securities”)	A minimum of 1,200,000 shares and up to a maximum of 3,800,000 shares of common stock, par value $0.001.
Price per Share	$0.05
Offering Period	The shares are offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net Proceeds	$50,000 (Minimum Offering) $180,000 (Maximum Offering)

Securities Issued and Outstanding	1,000,000 shares of common stock were issued and outstanding as of the date of this prospectus.
Expenses of this Offering	We estimate our total offering registration costs to be $10,000.
Shares of Common Stock Outstanding Before the Offering	1,000,000
Shares of Common Stock Outstanding After the Offering	2,200,000 (Minimum Offering) 4,800,000 (Maximum Offering)

Use of Proceeds

We intend to use the net proceeds of this Offering for payment of rent for our studio, leasehold improvements, inventory, repayment of a loan from one of our founders and working capital. (See “Use of Proceeds”.)

Summary of Financial Data

The following tables set forth certain summary financial data for the Company. You should read this information together with the financial statements and the notes to the statements appearing elsewhere in this Prospectus.

Period from Inception
through
Statement of Operations Data:	April 30, 2006

Revenues	$3,699
Loss from Operations	$(8,026)
Net Loss	$(8,026)
Basic and diluted net loss per Share	-
Weighted average shares outstanding used in	1,000,000
basic and diluted net loss per Share calculation

Balance Sheet Data:

Cash & Cash equivalents	$26,747
Working Capital (deficit)	$(13,664)
Total Assets	$37,385
Total Liabilities	$40,411
Total Stockholder's Deficit	$(3,026)

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this Offering.

Risks Associated With Our Company:

WE HAVE NOT OPERATED PROFITABLY AND HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US -- THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START-UP COMPANY.

We incorporated on January 16, 2006. We have a limited operating history upon which prospective investors can judge our performance and our operations have not been profitable. We have not yet initiated all of our proposed product and service offerings and there is no guarantee that we will be able to complete development of all our proposed products and services. Any potential investor must consider our business and prospects in light of the risks and difficulties frequently encountered by companies in their early stages of development. These risks and difficulties include, but are not limited to, an unproven business system, lack of sufficient customers, lack of revenue or cash flow and required capital expenditures for leasehold improvements and inventory. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of these risks associated above could harm our ability to operate profitably. Accordingly, there is no assurance that we will ever be profitable.

WE ARE DEPENDENT ON OUR ABILITY TO NEGOTIATE LEASE ARRANGEMENTS WITH GOLD’S GYM, IN PARTICULAR, AND IN GENERAL WITH OPERATORS OF HEALTH AND FITNESS FACILITIES.

We have for our initial studio leased space from Gold’s Gym at the University of British Columbia campus in Vancouver, and are in discussions with Gold’s Gym for location of our studios in additional Gold’s Gym health and fitness facilities.  If these negotiations are unsuccessful, to proceed with our business plan to open additional studios, we would have to identify and negotiate arrangements with another equivalent large corporate health and fitness facility operator.  There is no assurance that, if Gold’s Gym does not proceed to negotiate further arrangements with us, we would be able to identify another health and fitness facility operator or operators to replace Gold’s Gym as providing the leased sites for our studios.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WOULD INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

In addition to the funds we raise in this Offering, we may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would inhibit our ability to implement our development strategy, and as a result, could require us or diminish or suspend our development strategy and possibly cease our operations. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate planned openings of new studios. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE MAY BE DELAYED IN OR UNABLE TO COMPLY WITH GOVERNMENTAL LAWS, RULES AND REGULATION RELATED TO OUR BUSINESS OPERATIONS, WHICH WOULD SEVERELY IMPACT OUR BUSINESS PLANS AND POSSIBLE REVENUES.

 Our healthcare studio operations will be subject to extensive laws, rules and regulations. Various governmental permits are required and we are not assured of receiving such permits as and when we need them for our operations, if at all. In addition, existing, as well as future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the opening of our studios. The extent to which future legislation and/or regulations might affect our operations cannot be predicted. There is no assurance environmental, health or safety standards more stringent than those presently in effect will not be enacted, any of which could adversely affect our proposed business plans and result in the closure of our studio and loss of your investment.  See the “Description of Business”.

ALTHOUGH WE DO NOT HAVE ANY COMPETITION NOW, OTHER COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE MAY ENTER THE MARKET FOR DEVELOPING MULTI-OUTLET ALTERNATIVE HEALTHCARE FACILITIES.

Other companies with greater resources could successfully compete with us and negatively affect our operations and our opportunity to achieve profitability. Some of the professionals that we would contract with, namely chiropractors, massage therapists or acupuncturists, may decide to develop their own brand or facilities that directly compete with NEEMA.  Although we believe that our clinics will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than us will not negatively affect our business prospects and impair our ability to achieve profitability.

OUR SERVICES MAY NOT BE ELIGIBLE FOR INSURANCE REIMBURSEMENT.

At this time, certain of our services are eligible for insurance reimbursement. We expect reimbursement to be approved for virtually all of our services in Canada.  However, if insurance reimbursement is not available, sales and usage of our services would be adversely affected.

WE RELY HEAVILY ON OUR MANAGEMENT, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

Our success is highly dependent upon the continued services of key members of our management, including our President, Dr. Nigel Liang and Secretary, Dr. Nicholas Wu.  The loss of Drs. Liang and Wu could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning and expansion activities.

BECAUSE OUR CURRENT OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Nicholas Wu, the secretary and a director of the Company, currently devotes full time to the Company providing management services. Nigel Liang, the president and a director of the Company, currently devotes approximately between 10-15 hours per month to the Company, but will be available to assist Dr. Wu with some of his duties as and when needed. Audra Yap, the treasurer and a director of the Company, currently devotes 5 hours per month to the Company, but will be able to assist as needed. While our executive officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

WE ARE SEEKING TO ENTER INTO LONG-TERM, NON-CANCELABLE LEASES; THEREFORE, ONE UNSUCCESSFUL LOCATION COULD SEVERELY IMPACT OUR PROFITABILITY.

In carrying out our plan to develop, own and operate alternative healthcare studios, we will attempt to enter into leases that are non-cancelable and range in term from three to five years.  Any right to sublet or assignment will generally require prior approval of the landlord.  If a studio location does not perform at a profitable level, and the decision is made to close the location, we could still be committed to perform our obligations under the lease terms, which would include, among other things, payment of the base rent for the balance of the respective lease term.  If such a location closing were to occur at one of our locations and we were unable to sublet the premises, we would have a continuing rental obligation for the balance of the lease term with no offsetting revenues. Any such loss could severely impact our overall net profits, resulting in a loss of the value of any shares you purchase in this offering.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

As described in Note 2 of our accompanying financial statements, our limited development stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

Risks Associated With This Offering:

AN INVESTMENT IN US IS SPECULATIVE; THEREFORE, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

 A purchase of the Offered Shares is significantly speculative and involves significant risks, and the Offered Shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price for the Offered Shares. A purchase of the Offered Shares would be “unsuitable” for a person who cannot afford to lose his or her entire purchase price for the Offered Shares. Our business objectives must also be considered speculative, and there is no assurance we will satisfy those objectives. No assurance can be given that the purchasers of the Offered Shares will realize a substantial return on their purchase of the Offered Shares, or any return whatsoever, or the purchasers of the Offered Shares will not lose their investments in us completely.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This Offering is self-underwritten; that is, we are not going to engage the services of an underwriter to sell the Offered Shares. We intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the Offered Shares. Unless they are successful in selling all of the Offered Shares and we receive all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this Offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this Offering. Upon completion of this Offering the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $0.024 per share, assuming a minimum subscription, or $0.040 per share, assuming a maximum subscription, without any additional investment on his part.. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.05 per Share) of $0.029 per share assuming a minimum subscription, or $0.013 per share, assuming a maximum subscription. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $0.021 per share assuming a minimum subscription, or $0.037 per share, assuming a maximum subscription. (See “Dilution”.)

USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, we estimate that the net proceeds from this Offering will be approximately $50,000, assuming a minimum subscription, after deducting $10,000 for estimated offering expenses, which include legal, accounting and filing fee, or $180,000 assuming a all shares are sold, after deducting $10,000 for estimated offering expenses.. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

	Minimum Offering	Maximum Offering
Total Proceeds to the Company	$60,000	$190,000
Less: Offering Expenses
Legal	5,000	5,000
Accounting	2,000	2,000
Preparation and EDGAR conversion fees	1,500	1,500
Transfer Agent	700	700
Printing	780	780
Registration Fees	20	20
Net Proceeds to the Company	$50,000	$180,000
Repayment of Loan (1) (2)	20,000	20,000
Rent & Utilities	7,500	22,500
Leasehold Improvements	4,000	20,000
Furniture & Equipment	8,000	40,000
Initial Inventory for Natural Health Products	6,500	17,000
Accounting and Legal	2,500	15,000
Working Capital	1,500	45,500
Total Use of Net Proceeds	$50,000	$180,000

(1)  On March 13, 2006, we issued a Promissory Note to Nigel Liang, an officer and director, for a bridge loan to us by Dr. Liang in the amount of $20,000 at no interest, with repayment due within one year. The bridge loan was used to enter into the lease for out first studio, make leasehold improvements to the property, purchase furniture and equipment, and initial supplies. The Use of Proceeds has been adjusted to reflect the amounts expended or to be expended from the proceeds of the $20,000 promissory note, which will be repaid in full upon completion of this Offering.

(2) As of April 30, 2006, approximately $18,000 of the $20,000 promissory note has been expended as follows:

Rent & Utilities	$5,500
Leasehold Improvements	1,500
Furniture & Equipment	6,500
Initial Inventory for Natural Health Products	2,000
Accounting and Legal	2,500

We expect to spend the approximately $2,000 balance of the bridge loan as follow:

Rent & Utilities	$-
Leasehold Improvements	-
Furniture & Equipment	1,000
Initial Inventory for Natural Health Products	1,000
Accounting and Legal	-

CAPITALIZATION

The following table sets forth the total capitalization of the Company as of April 30, 2006 (i) on an actual basis and (ii) on an as adjusted basis to reflect the receipt by the Company of the estimated net proceeds from the sale of the maximum offering of 3,800,000 Shares of Common Stock offered hereby (at an assumed initial public offering price of $0.05 per share and after deducting estimated offering expenses of $10,000 payable by the Company).

	April 30, 2006

	Actual	As Adjusted (1)

Current Liabilities	$40,411	$ -

Stockholders' Equity (Capital Deficiency) (1):
Common Stock, $.001 par value, 25,000,000 Shares
authorized, 1,000,000 Shares issued and outstanding,
actual; 4,800,000 Shares issued and outstanding,
as adjusted after the Offering
	$ 1,000	$ 4,800

Additional Paid-In Capital	$ 4,000	$190,200

Deficit Accumulated In Development Stage	$(8,026)	$(8,026)

Total Stockholders’ Equity (Deficit)	$(3,026)	$186,974

Total Capitalization	$37,385	$186,974

(1)  Retroactively reflects the sale of the Offered Shares.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2006, the net tangible book value of our shares was ($3,026) or ($0.003) per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the minimum (maximum) shares and receipt of the total proceeds of $60,000 ($190,000), less estimated offering expenses of $10,000, for a total net proceeds to us of $50,000 ($180,000), the net tangible book value of the shares to be outstanding will be as follows. If the minimum number of shares is sold, the net tangible book value of the 2,200,000 shares to be outstanding will be $46,974, or approximately $.021 per share. If the maximum number of shares is sold, of which there can be no guarantee, the net tangible book value of the 4,800,000 shares to be outstanding would be $176,974, or approximately $0.037 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $0.024 per share, assuming a minimum subscription, or $0.040 per share, assuming a maximum subscription, without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per share) of $.029 per share assuming a minimum subscription, or $0.013 per share, assuming a maximum subscription. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $.021 per share, assuming a minimum subscription, or $0.037, assuming a maximum subscription, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the sale of the minimum number of shares in this Offering, the new shareholders will own approximately 55% of the total number of shares then outstanding, for which they will have made a cash investment of $60,000, or $.05 per Share. Upon completion of the sale of the maximum number of Shares in this Offering, the new shareholders will own approximately 79% of the total number of shares then outstanding, for which they will have made a cash investment of $190,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

	Minimum Offering	Maximum Offering
Public Offering Price per Share	$0.05	$0.05
Net Tangible Book Value Prior to this Offering	($0.003)	($0.003)
Net Tangible Book Value After Offering	$0.021	$0.037
Immediate Dilution per Share to New Investors	$0.029	$0.013

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this Offering:

	Total Price per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Existing Stockholders	$0.005	1,000,000	45%	$5,000
Investors in this Offering (Minimum)	$0.05	1,200,000	55%	$60,000
Investors in this Offering (Maximum)	$0.05	3,800,000	79%	$190,000

DESCRIPTION OF BUSINESS

NEEMA Inc., (“we”, “us” or the “Company”) parent company to True Health Studio, was incorporated under the laws of the State of Nevada on January 16, 2006, and commenced operations in March 2006. Under its wholly owned subsidiary and brand name True Health Studio (“THS” sometimes refers to our True Health Studios that we now operate and plan to operate in the future), we plan to develop a store-in-store concept utilizing professional "alternative" health care providers who require equipment and space, as well as a flexible practicing experience.

Our first location is within a Gold’s Gym operation and is located on the campus of the University of British Columbia at #230-2155 Allison Road, Vancouver BC.  Initially, we plan to open THS studios to provide healthcare services in the Vancouver lower mainland area, and thereafter, to expand into other regions. We plan to launch our own private label vitamins and other natural health products (NHP) under the THS brand in July 2006.  The supplier that we select will provide the actual nutriceuticals, the containers with lids and design and supply of labels.  Presently we are in the process of selecting a company to supply the products. In August 2006, we plan to open our second location, leasing space from a building that has a dental clinic and other health related offices.  The location has a high volume of traffic and is easily accessible by a variety of modes of transportation.  The model again will follow our concept of a store within a store, with our providing fully equipped and managed, facilities that are sought after by practitioners, due to our access to clients and flexible locations.  This studio would be similar to the first studio in size, design and layout.  In November 2006, we plan to open third location, again following our concept of opening within an existing location already operated by a partner that we will have a complementary relationship with.  We have yet to start searching for this location.

We maintain our statutory registered agent's office in Carson City, Nevada and currently, our business operations are being conducted in Vancouver, BC, Canada. Our administrative offices are located on the premises of our first studio inside the Gold’s Gym on the campus of the University of British Columbia, #230-2155 Allison Road, Vancouver, BC V6T 1T2, Canada, and our telephone number is (604) 221-8783.

Concept

We plan to develop and manage a health related services store-in-store concept, utilizing professional alternative and complementary health care providers who require equipment and space, as well as a flexible, practicing environment.

We would provide fully furnished facilities that would offer a variety of alternative therapies and services, including, but not limited to, chiropractic care, massage therapy, acupuncture and Chinese traditional medicine; in addition to retailing private label natural health products (a.k.a. nutriceuticals). We would enlist practitioners as members of our facility so that they can use our amenities and services on a fee basis.  By integrating a variety of alternative medicines with other health related services, our company could provide numerous choices for the consumer in one location.

We have developed and provide in our operating studio an innovative, proactive and preventative model for addressing imminent healthcare concerns.  Instead of being “reactive”, we provide a modern, active approach to fitness and healthcare.  Its goal is to develop the maximum health potential in its patients and clients by delivering premium healthcare and rehabilitative services.  Traditional efforts are what we call reactive, that is, treating the patient after he has been stricken with illness or injury, and then obtaining the necessary treatments. Its approach, which emphasizes prevention to promote good health, is much more proactive.

In the future, we will endeavor to develop additional locations that will expand our concept to include physiotherapy, personal training, and corporate consultation and training.  Therefore we see ourselves as a provider of facilities and services that cater to overall health and wellbeing.

Our first location opened in March 2006 and operates within Gold’s Gym located at #230-2155 Allison Road, Vancouver BC.  The initial studio has two fully-equipped and furnished treatment rooms.  The rooms have all the necessary equipment and supplies to support our multidisciplinary practices.  The hours of operation are 7 days a week, 12 hours per day.  We have already engaged practitioners from chiropractic, massage therapy and traditional Chinese medicine backgrounds.

We are responsible for pre-alloting practitioner time slots at the beginning of each month.  Initially due to limited cash resources, the manager and the practitioners will be taking bookings from the clients.  In the future, as cash flows permit, we will investigate hiring dedicated staff and installing infrastructure to handle inquiries and booking. We will investigate a centralized booking model for patients as we develop and manage more locations.

We plan to implement a ‘West Coast’ feel in all of our studios.  Following a holistic approach, our aim is to create an environment where patients will immediately feel relaxed and at ease.  The traditional, clinical feel of physicians’ offices or hospital clinics will be replaced by a softer, warmer, and welcoming atmosphere that focuses on healing and the well-being.  We believe that environment plays an important role in the treatment experience and as such, special attention will be given to design and layout, with the aim of creating an inviting and calming atmosphere.

Our present location in Gold’s Gym is a comfortable, relaxing healthcare clinic.  Our waiting room, furnished by Gold’s Gym, has large couches, a plasma screen television and magazines to ensure that the patients are relaxed and feel at ease, minimizing any anxiety.  There is a small reception area for handling bookings and inquiries.  The two examination rooms will be comfortable and decorated in a professional manner, but with a warm, and home-style touch.  Wood and earth-toned décor are predominant themes in our studios to emphasize harmony and tranquility.  We intend to deliver an attractive and comfortable environment that features a blend of traditional and international influences.

The member practitioners are responsible for all aspects of the practice of complementary and alternative medicine (CAM) and the delivery of all services.  All of the health professionals who will be granted membership with THS, are licensed and certified to practice in the province of British Columbia.  Each type of CAM healthcare practice is regulated by regulatory boards of the province.  In addition, each practitioner is required to carry liability and malpractice insurance as per the law.  Upon satisfaction that a potential candidate for membership is screened by our directors and is deemed acceptable, they must sign a membership agreement and must abide by a code of standards as laid out by the board of directors. We will extend memberships only to those qualified practitioners who our directors have extensively screened, deemed to fit our corporate values and vision and have a proven ability to build a practice.

Company Strategy

In order to ensure viability in this competitive environment, we will work in co-operation with pre-existing, established companies, and complement their business.  We will target corporate giants such as Gold’s Gym, as well as target to work with other successful healthcare entities needing more in depth complementary health services.  These partnerships would be intended to provide us with instant brand recognition and association, access to a large pool of potential clients, use of an existing and developed building infrastructure, and lower marketing and promotional costs.

Our development strategy is to continue to open additional True Health Studio centers in tactical locations.   We intend to expand THS by creating strategic alliances with other fitness facilities, health centers, or other corporations, thus allowing us to develop the facilities within locations like fitness clubs or medical buildings.  By associating ourselves with recognized players like Gold’s Gym, we would provide a distinct advantage to practitioners from a marketing and promotional standpoint, and for the consumers, we would provide an added-value service.

Gold’s Gym has indicated to us that they are planning to open multiple outlets over the next three to five years in the region.  If our first location is successful, we have verbally agreed to open THS in each of new outlets in the Lower Mainland area of Vancouver.

We intend to have three locations opened by the end of the first year of operations, although we cannot be certain of achieving this goal, which is dependent to a large part on the proceeds received in this Offering.  Based on the success of the pioneering locations, we hope to evolve this model into franchising opportunities, as well as expanding to multiple company owned locations.  In three years, we will endeavour to establish ourselves as the leader in the Greater Vancouver region for providing multidisciplinary therapies all in one location.

Our operating strategy is to (i) provide consumers the opportunity to obtain, and the convenience of obtaining complementary traditional and alternative medical treatments in one location, (ii) furnish high quality patient care efficiently through the use of credentialing standards and standardized protocols, (iii) market THS on a coordinated basis and furnish our service provider members management, marketing, financing and other advice and support, and (iv) achieve operating efficiencies and economies of scale through the implementation of management information systems, the rotation of alternative health care practitioners, increased purchasing power with suppliers, and standardized protocols and service, administrative systems, and procedures.

Keys to success

To be successful, we will have to develop sound and exclusive relationships with reputable and successful corporations and healthcare facilities, develop effective marketing strategies, provide the end-users of the facility with knowledgeable and qualified staff that show genuine concern for their well-being and stay current in the healthcare field.

Product and Service Description

What is alternative healthcare?

Complementary and alternative medicine (“CAM”) is a broad term to describe any approach to health and medicine (including treatment and prevention) that is outside the realm of conventional medicine and clinical practice in our healthcare system.

CAM is used to improve wellness, prevent disease or help treat health problems.  A definition frequently referenced in research identifies alternative medicine as a group of diverse medical and health care systems, practices, and products that are not presently considered to be part of conventional medicine (medicine as practiced by medical doctor or doctors of osteopathy and by their allied health professionals, such as physical therapists, psychologists, and registered nurses.) Alternative health care is often referred to as complementary and alternative health care. [National Center for Complementary and Alternative Medicine (NCCAM) in the United States]

Health Canada also refers to this type of healthcare as Complementary and Alternative Health Care or CAHC.  In the past, CAHC was frequently defined as alternative to conventional health care but now due to the population’s increase use of this type of health as ‘complements’ to more conventional and traditional health care.  The types of practices range in complexity from entire systems of medicine, such as Aboriginal healing and traditional Chinese medicine, to specific physical/spiritual/pharmacological interventions, such as reflexology, relaxation therapy and herbalism. [Issue 7 — HEALTH POLICY RESEARCH BULLETIN, Health Canada]

What products and services do we provide?

We will develop and manage a fully furnished health facility, based on a store-in-store concept that will utilize professional, alternative and complementary health care providers who require equipment and space, as well as a flexible, practicing experience.  We are a wholesaler of sorts, providing the facility not to the end user, but instead to those practitioners who will in turn service clients.

At our first location, we provide initial spinal screening and health assessments for all new clients at Gold’s Gym.  In the future, as cash flow permits, we will look to expand our concept to include locations with weight-training and exercise studios specifically targeted at rehab and physiotherapy; as well as, retail in the form of private label vitamins and supplements ("nutriceuticals") or NHPs.  Also, we intend to expand our relationship with private business to provide consultation on wellness strategies for businesses as well as conduct seminars and training.

Our THS studio is not primarily a health club nor is it an outlet providing one specific type of service like chiropractic or physiotherapy on its own, unlike the majority of our competitors. We plan to provide multi-disciplined services at our studios.  In addition, we plan to create complementary partnerships with recognized corporate giants such as Gold’s Gym, engaging other successful healthcare entities needing more in depth complementary health services. Not only does this instantly lend legitimacy to our name, it also provides the following benefits to us and to our service provider members: immediate access to a client/patient base, co-operative marketing, use of a developed infrastructure, and assistance in the recruitment of talented and specialized personnel.

Our concept focuses on providing attractive benefits to the alternative health care workers by providing them more flexibility in working locations and treating their patients as well as providing them with a specific, large pre-qualified potential client base.  This model puts us in what we believe is a unique position with respect to what other players in the healthcare industry offer.

With our business model, practitioners will benefit from:

•

Access to large pool of pre-qualified potential clients

•

Lower startup costs, no cost for setup or use of office(s)

•

Peer support, better learning, supportive learning environment

•

Access to multi locations—giving clients more options and convenience

•

Takes advantage of different pools of clients in various locations

•

Marketing support from THS and its strategic partners

•

Management, administrative and other advise and support

•

Continual develop and growth of potential clients from the development of the THS with large corporations, like Gold’s gym

Clients will benefit from the opportunity to obtain, and the convenience of obtaining, a variety of health related, complementary and alternative medical treatments in one location.

There are many different kinds of alternative therapies, and several ways to operate these kinds of businesses.  The following are examples of services that will be available at our THS studios:

Acupuncture is an ancient Chinese art based on the theory that Chi energy flows along meridians in the body, and can be stimulated by inserting fine needles at specific points. Acupuncture is used to treat asthma, addiction, arthritis, depression, anxiety, blood pressure disorder and problems with the digestive system.

Chiropractic is a system that focuses on the relationship between bodily structure (primarily that of the spine) and function, and how that relationship affects the preservation and restoration of health. Chiropractors use manipulative therapy as an integral treatment tool.

Natural Health Products (NHP) are defined as vitamins and minerals, herbal remedies, homeopathic medicines, traditional medicines such as traditional Chinese medicines, probiotics, and other products like amino acids and essential fatty acids. Natural health products are available for self care and self selection, and do not require a prescription to be sold.  These products are used to prevent, diagnose or treat disease, restore or correct function, or maintain or promote health.

Massage or massotherapy is the manipulation of muscle and connective tissue to enhance function of those tissues and promote relaxation and well-being.

Possible Future Products and Services:

Physiotherapy is concerned with assessment, diagnosis and therapeutic management of disease and disability.   It involves the therapeutic use of physical means, such as massage, exercise, heat or electricity.

Personal Training is the science of teaching a client how to use their body correctly and efficiently in every action he or she might execute. This includes, but is not limited to weight training and cardiovascular exercise. Personal training is frequently used for advances in sports specific training, rehabilitation (pre and post-surgery), weight loss, and general fitness.

Aromatherapy involves the use of essential oils (extracts or essences) from flowers, herbs, and trees to promote health and well-being.

Ayurveda is an alternative medical system that has been practiced primarily in the Indian subcontinent for 5,000 years. Ayurveda includes diet and herbal remedies and emphasizes the use of body, mind, and spirit in disease prevention and treatment.

Homeopathic medicine is a system based on the belief that "like cures like" meaning that small, highly diluted quantities of medicinal substances are given to cure symptoms, when the same substances given at higher or more concentrated doses would actually cause those symptoms.

Naturopathic medicine is an alternative medical system in which practitioners work with natural healing forces within the body, with a goal of helping the body heal from disease and attain better health. Practices may include dietary modifications, massage, exercise, acupuncture, minor surgery, and various other interventions.

Reflexology is a type of deep foot or hand massage designed to relax the whole body through the reflex response. The thumbs are used extensively to break up crystalline deposits that have formed at the nerve endings, particularly on the bottom of the feet.

Reiki is a Japanese word representing Universal Life Energy. Reiki is based on the belief that when spiritual energy is channeled through a reiki practitioner, the patient's spirit is healed, which in turn heals the physical body.

Therapeutic Touch is derived from an ancient technique called "laying-on of hands". It is based on the premise that it is the healing force of the therapist that affects the patient's recovery; healing is promoted when the body's energies are in balance; and, by passing their hands over the patient, healers can identify energy imbalances.

Yoga has been shown to alleviate stress and, at the physical level, has been seen to be useful in the treatment of those who suffer conditions that affect or are affected by posture, such as backache and arthritis.

Market and Industry Analysis, An Overview

Demographic situation

In Canada, total health expenditure, in current dollars, was estimated at $123.0 billion in 2003, and is forecasted to reached $131.8 billion in 2004 and $142.0 billion in 2005.— an increase of 7.2% and 7.7%, respectively. Real rates of increase at constant (1997) prices, are estimated to be 4.9% in 2004 and 5.0% in 2005.

The health system in Canada is primarily a publicly financed health care system. The national health insurance programme is achieved through all provincial and territorial health insurance plans, linked through adherence to national principles set at the federal level.  One of the foundations of Canadian society is its state medical system, which is mandated to provide universal access to healthcare for all Canadian citizens. Health and medical programmes are the purview of the provincial governments, and are managed and administered by provincial authorities, who receive income from family payments, which are scaled by income level, and from transfer payments from the federal government.

As such, the government relies on economic growth in order to fund the healthcare system. The statistics show that healthcare as a percentage of GDP, continues to grow, meaning that health costs are rising faster than amount of funds the government has access to in order to pay for those expenses.  This creates pressure on the government to reduce health care costs.

Total health expenditure was 10.1% of Gross Domestic Product (GDP) in 2003. It is forecast to have been 10.2% in 2004, reflecting relatively high real growth in total health expenditure (4.9%) and lower real growth in the denominator, GDP (3.1%). According to forecasts in 2005, the ratio of total health expenditure to GDP is expected to increase to 10.4%.  Real health expenditure has grown faster than GDP each year between 1998 and 2003, with the result that the health to GDP ratio reached 10.1% in 2003. [National Health Expenditure Trends, 1975-2005, Canadian Institute for Health Information]

In terms of constant (1997) dollars, the public sector (government) spent $75.0 billion in 2003 and is forecast to have spent $78.3 billion in 2004 and $81.8 billion in 2005, with respective growth rates of 4.3% and 4.6%. The public sector still accounts for funding the majority of health expenditure, but private spending (for profit insurance companies and out-of pocket from individuals) has increased significantly as well, recording 32.3 billion dollars in spending in 2003. [National Health Expenditure Trends 1975-2005, Canadian Institute for Health Information]

Market and trends for Complementary and Alternative Medicine

Data indicates that there has been a significant increase in the amount of individuals using CAM over the last few years. For example in the United States, a 2002 survey by the Centers for Disease Control (CDC) found that over one-third (36%) of U.S. adults aged 18 years and over use some form of complementary and alternative medicine. When prayer specifically for health reasons was included, the number of U.S. adults using some form of CAM rose to 62%.

Over the past several years, more and more Canadians have also been turning to complementary and alternative health care (CAHC) and natural health products (NHPs) to treat illness and promote health.  In 2003, 20% of Canadians aged 12 or older—5.4 million people—reported using some type of alternative or complementary health care  This estimate is based on data from the Canadian Community Health Survey (CCHS), which included questions about consultations with “alternative health care providers” and chiropractors in the 12 months before the survey interview. The 2003 figure confirms a trend toward increased use of complementary/alternative care.  In 1994/95, about 15% of Canadians aged 18 or older had used alternative care.  Consultations with chiropractors were most common (11%), followed by massage therapists (8%), then acupuncturists (2%) and homeopaths or naturopaths (2%).

The use of alternative health care was highest in British Columbia, Alberta, Saskatchewan and Manitoba, compared with the national level.  In the west, between 13% and 18% of residents reported having consultations with chiropractors, whereas in the Atlantic, the number was less than 5%.  Provincial differences partly reflect variations in health benefits available in the provinces, as well as different regulatory policies.  For example, Manitoba Health covers up to 12 chiropractor visits per year, while chiropractors are not listed among insured services in the Newfoundland and Labrador.

In terms of spending on alternative health, a 1998 survey by the Fraser Institute estimated that Canadians spent $3.8 billion on CAHC and NHPs between 1996 and 1997.

Alternative medicine sales have also experienced significant growth from 1995 to 2002, from C$300 million to nearly C$500 million. [Non-Prescription Drugs Manufacturers Association of Canada (NDMAC)].

Stimuli to growth of Complimentary Alternative Medicine

Increased awareness by individuals

In many developed markets, the concepts of preventative medicine ("wellness") and self-medication are now well established.  As healthcare information becomes readily accessible, we find more middle age consumers seeking preventative healthcare options and solutions over the traditional healthcare solutions.  The impetus for the wellness trend is attributable to two key factors. First, the ageing of the large baby boomer generation and the prospect of longer life spans have prompted many middle-aged consumers to seek ways to maintain good health for as long as possible.  The second key factor is the widespread introduction and availability of “alternative” medicines and therapies, such as acupuncture, herbalism, botanical therapies and non-invasive treatments.

People are more proactive in taking care of their bodies and minds.  The aforementioned efforts will promote a healthier lifestyle and change negative behavioural patterns. This in turn will place fewer burdens on the existing medical healthcare system and contribute to lower health insurance premiums.  Overall, statistics reveal that Canadians are making significant use of health care approaches that, until recently, were considered outside the scope of mainstream health care in North America.

Government Influences

The government is also, albeit perhaps indirectly, promoting complementary and alternative health.  The alarming trends of rising healthcare costs have forced governments to evaluate other means to assist its citizens.  Governments have started to include provisions in their healthcare budgets for CAM, finding that preventative health will not only benefit its citizens, but will reduce the burden on its healthcare systems in the long run.   In British Columbia for example, the BC Medical Services Plan with premium assistance covers visits to the chiropractor for up to 10 times a year and as mentioned earlier in Manitoba, the government will cover chiropractor visits up to 12 times in a calendar year.

Increase in Private Sector Health Expenditure

As with the public sector, insurance companies and individuals, who make up private sector health expenditure, are seeing upward price pressures on healthcare.  Thus insurance companies are now incorporating plans whereby they are either providing discounts or covering all costs, up to a yearly maximum amount for CAM.  Many private health plans, now cover a variety of different types of therapies including chiropractic, massage and traditional Chinese medicine.  The levels covered will vary with the insurance company and the types of plan that a business or individual will purchase.

Businesses influencing the trend

In Business and Health magazine’s "Executive Opinion Survey", 16 percent of employers offered alternative medicine coverage in 1997, up 7 percent from the previous year. For large employers with more than 500 employees, the percentage tripled, from 8 percent in 1996 to 24 percent in 1997.

As employers constantly look for ways they can reduce their long-term health costs, improve worker productivity and enhance their benefits packages to attract and retain top talent, CAM benefits are making their way into health care packages. Individuals who use CAM therapies have reportedly become healthier, happier and more productive.  Employers, on the other hand, may save costs from reduced absenteeism, fewer medical claims and by sharing the expenses of such benefits.  According to the Bureau of National Affairs in the US (BNA), for example, a 1 percent increase of worker absenteeism reduces productivity by an estimated 2.5 percent.

A number of other factors may account for the increase in popularity of CAHC and NHPs, such as the rising prevalence of chronic diseases, reduced deference for the decision-making role of conventional health care providers, and an increased sense of entitlement to quality of life.

Analysis

The complementary and alternative healthcare industry is very fragmented with small, private practices making up most of the players in the region.  The number of licensed and practicing health practitioners in CAM has also increased within the province of BC to feed the growing demand for alternative healthcare by individuals.

According to the BC college of Chiropractic Medicine (the regulatory board for chiropractors), the number of registered Chiropractors has increased from 717 in 1999 to 879 doctors in 2004.  The College of Massage Therapists of BC (the regulatory board for massage therapists) indicates on their website that as of  March 15, 2006, there are 1710 Registered Massage Therapists or RMT’s in BC.

Advertising and Promotion

A key advantage for our THS studio and its member practitioners is the ability to draw on a large potential client base immediately.  Part of the agreement with Gold’s Gym is that we will provide an initial spinal check and basic health assessment for all of Gold’s new members.  Our studio and services are mentioned in Gold’s Gym’s membership brochure and each potential client for the gym is physically shown our studio during the tour of the facility by Gold’s sales executives.  Without incurring any expenses, our concept and our business is being marketed and exposed to hundreds of potential clients.  This potential base of customers fits our target profile and in general, is more positive and open towards alternative healthcare.  They are educated, earn an average to high income, are knowledgeable about health related issues and are interested in their health more than the general public.

Upon becoming a member of Gold’s Gym, the patrons are given a gift certificate for the examination.  When the customer visits our studio we will provide them with a pamphlet outlining our services, company background and contact information.  This direct form of marketing, with minimal cost to us, provides a key competitive advantage, as we and our member practitioners will require less money, time and effort to develop a steady client base.

Since the beginning of March, Gold’s Gym at the University of British Columbia has signed up over 600 new members, each of which has been introduced to our studio and concept.  We will have immediate access to this pool of potential clients, most of which make up the prime demographic market for CAM.

Our end-user target profile:

Individuals who have interest in their health

Mid to high income individuals or families

Educated at post secondary level

We have an online presence at www.truehealthstudio.com. At this present time its primary function is informational.  We will develop this into a knowledge based centre, providing not only information about our company and concept, but extensive information on health, wellness strategies and promoting overall individual well-being.

Anticipated Revenue Streams

Our revenues are anticipated to come from the following sources.  The primary revenue stream would come from fees paid by our member practitioners.  We intend to give a special introductory rate to our members in the first year of each outlet opening.  Each member would prepay a fixed amount per shift, at the beginning of each month to book the particular shifts that they require at the studio.  Each shift, consists of 12 hours and we will charge our members Cdn $70 per shift.  This will allow them to book our facilities, access our pre-qualified client list, and have exclusive use at any of the future True Health Studio outlets.  After the initial year, we would charge our members according to our regular rental structure, which is a percentage of their gross revenue (30%) from their patients, calculated and paid at the end of the month.

We also plan to generate revenues from the retailing of orthopedic pillows, ice packs and other health-related supplies, as well as high quality, private label natural health products.  The products will include vitamins, dietary supplements and sports nutrition.  We are also planning to develop and market onsite training health and wellness training as well as consultancy services to private corporations.  An example of this service is ergonomic training and assessment seminars.

Competition

We will be competing directly with private individual practices in areas of chiropractic, massage therapists, and traditional Chinese medicine that make up Complimentary Alternative Medical offices in around the Greater Vancouver, that number in the hundreds.  They vary from practices that have a steady client base to those who have just opened up their clinics.  Traditional medical physicians share similar target markets with our THS facilities. We believe that our concept will differentiate us by taking a wellness approach, and by using a complete treatment and preventative methodology.

Traditional medical physicians share similar target markets with THS.  Our concept will differentiate us by taking a wellness approach, and by using a complete treatment and preventative methodology.

Compliance With Government Regulation

Each of our THS locations will be subject to regulations by federal and provincial agencies, and to licensing and regulation by provincial and municipal sanitation, safety, fire and other departments.

The federal government is responsible for the licensing and monitoring of drugs, food, medical devices and natural health products.  Provinces and territories are responsible for the delivery of health care and the authority to license and regulate healthcare practitioners and other service providers.

Each practitioner must be a member of their applicable professional association in the province of British Columbia and must be registered with their professional organization.  The provinces and territories have passed legislation for many professions which delegates authority for the regulation of a particular profession from the province or territory to an organization comprised of members of the particular profession. These professional organizations are largely self-governing within the boundaries of their statutory authority and have been granted the privilege of self-governance in order to protect and promote the public interest.

Furthermore, these self-governing provincial regulatory bodies make it mandatory for each of their practicing members to carry a minimum amount of malpractice and liability insurance.  Chiropractors are regulated by the B.C. College of Chiropractors and each member is required to carry a minimum of $2 million Cdn per incident and $4 million Cdn aggregate in liability and malpractice insurance.  Massage Therapists are regulated by the College of Massage Therapists of B.C. and are required to carry $1 million Cdn per occurrence in insurance.  Acupuncturists are governed by the College of Traditional Chinese Medicine Practitioners of B.C. and must carry $1 million Cdn in liability and malpractice insurance.

We will only accept member practitioners that have all the necessary professional certifications, licenses and insurance to practice legally in the Province.

Intellectual Property

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Research and Development

We have not expended funds for research and development costs since inception.

Employees and Employee Agreements

We currently have four employees, all of whom are our directors, namely, Nigel Liang, Nicholas Wu, Audra Yap and Eugene Liang. Dr. Wu currently devotes full time to Company matters. Dr. Liang currently devotes approximately between 10-15 hours per month to the Company, but will be available to assist Dr. Wu with some of his duties as and when needed. Audra Yap currently devotes 5 hours a month to Company matters. Eugene Liang currently devotes 2-3 hours a month to Company matters. After receiving funding per our business plan Dr. Liang, Ms. Yap, and Mr. Liang intend to devote as much time as the board of directors deems necessary to manage the affairs of the Company.

There are no formal employment agreements between us and our current employees.

Properties

We have entered into one lease agreement for a period of one year.  The leased premise is approximately 300 square feet and is located within Gold’s Gym at the University of British Columbia campus. The facilities have been fitted out with equipment necessary to practice alternative healthcare, as well as an answering machine, a fax machine, computer and office equipment, and will function as our temporary office until we feel we have outgrown them.

PLAN OF OPERATION

The following table provides selected financial data about the Company for the period from inception through April 30, 2006. For detailed financial information, see the audited Financial Statements included in this Prospectus.

Selected Balance Sheet Data	04/30/06
Cash	$26,747
Total Assets	$37,385
Total Liabilities	$40,411
Shareholders’ Equity	$(3,026)

Upon the completion of the sale of the minimum shares in this Offering, we intend to proceed as quickly as possible with the opening our second studio.

Estimated expenses for the next twelve months for operations, assuming receipt of both the minimum and maximum proceeds are as follows:

	Min	Max
Rent & Utilities	$13,000	28,000
Leasehold Improvements	6,500	22,500
Furniture & Equipment	15,500	47,500
Initial Inventory for Natural Health Products	7,500	18,000
Accounting and Legal	3,500	16,000
Treatment & Office Supplies	2,500	2,500
Working Capital	1,500	45,500
Total Net Proceeds:	$50,000	$180,000

Currently, we are in the development stage have only just begun limited operations.  In order for us to commence full operations, we must initially raise capital though this Offering.  The timing of the completion of the milestones needed to commence full operations and generate revenue is wholly dependent on the success of this Offering.

In the event only minimum offering proceeds are received, we would limited to opening only our first two studios and could only expand operations when the maximum proceeds are raised, of which there is no assurance.  Alternatively, we will plan to expand our operations to additional locations as and when funds become available, either through revenues or through bank loans or secondary financing. Our growth would be much slower and our officers and directors would be required, and are prepared, to increase the amount of time they will devote to the business in order to generate revenues.  There can be no assurances that such additional management efforts would be sufficient or effective to market our first two studios so as to generate the revenues to keep our business in operation.

Other than the Offered Shares offered by this Prospectus no other source of capital has been has been identified or sought.

Proposed Milestones to Implement Business Operations

The following criteria for the milestones are based on estimates derived from primary research and market data accumulated by our management.  They are approximations only and subject to adjustment based on costs and availability of cash flow.

Our first location opened in March 2006, located within Gold’s Gym.  Total area leased is approximately 300 square feet and includes two treatment rooms, reception and waiting areas.  The location is at 230-2155 Allison Road, Vancouver BC.  The lease term is one year.  If the first outlet is successful, Gold’s Gym has offered to renew the lease at a longer term, as well as allow THS to open other outlets within its premises as they develop.

July 2006

We plan to launch in July 2006 our own private label vitamins and other NHP, under the THS brand.  The supplier that we select will provide the actual nutriceuticals and the containers with lids and will design and supply labels.  Presently we are in the process of selecting a company to supply the products.

August 2006

In August, we plan to open our second location, leasing space from a building that has a dental clinic and other health related offices.  The location has a high volume of traffic and is easily accessible by a variety of modes of transportation.  The model again will follow our concept of a store within a store, with THS providing fully equipped and managed, facilities that are sought after by practitioners, due to its access to clients and flexible locations.  This outlet will be similar to the first outlet in size, design and layout.  A two month deposit would also be required upon execution of a lease.

November 2006

In November, we plan to open third location, again following our concept of opening within an existing location already operated by a partner with which we would have a complementary relationship.  We have yet to start searching for this location.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Limited Operating History; Need For Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are an development stage company and have generated only minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the opening of our studios, and possible cost overruns due to increases in the cost of services.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this Offering. We cannot guarantee that we will be able to sell all the Offered Shares required. If we are successful, any funds raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise the minimum funds necessary to, we may consider alternative sources of funding such as a second public offering, a private placement of our securities or loans from our director or others.

Dr. Liang, one of our directors, has agreed to advance funds as needed until the Offering is completed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Critical Accounting Policies

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a April 30 year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective January 16, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. REVENUE RECOGNITION

The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, and the seller’s price to the buyer is determinable.  Revenue is recognized as it is earned.

E. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

G. NEW ACCOUNTING PRONOUNCEMENTS

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.”  This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.  The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities.  The statement further permits, at its initial adoption,  a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments.  It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140.  This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement.  SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

MANAGEMENT

The directors and officers of NEEMA, Inc., whose one year terms will expire February 2007, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address	Age	Position	Date First Elected	Date Term Expires
Nigel Liang 215-2211 W. 4th Avenue Vancouver, BC V6K 4S2, Canada	34	President, CEO, and Chairman of the Board of Directors	February 1, 2006	February 1, 2007

Nicholas Wu 230-2155 Allison Road Vancouver, BC Canada	31	Secretary and Director	February 1, 2006	February 1, 2007

Audra Yap 1638 W. 64th Avenue Vancouver, BC V6P 2P1, Canada	35	Treasurer, CFO and Director	February 1, 2006	February 1, 2007

Eugene Liang 1638 W. 64th Avenue Vancouver, BC V6P 2P1, Canada	31	Director	February 1, 2006	February 1, 2007

The foregoing persons are promoters of NEEMA, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Dr. Wu currently devotes full time to Company matters. Dr. Liang currently devotes approximately between 10-15 hours per month to the Company, but will be available to assist Dr. Wu with some of his duties as and when needed. Audra Yap currently devotes 5 hours a month to Company matters. Eugene Liang currently devotes 2-3 hours a month to company matters. After receiving funding per our business plan Dr. Liang, Ms. Yap, and Mr. Liang intend to devote as much time as the board of directors deems necessary to manage the affairs of the Company.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

Management Resumes

NIGEL LIANG D.C. has been the President, CEO and Chairman of the Board of Directors of the Company since inception, and one of the founders of the Company along with Dr. Wu. Dr. Liang is responsible for leading and guiding NEEMA, Inc. from its development and startup and through its continued expansion and growth. Dr. Liang has been in private practice since 1997.  He owned and operated Chiropractic on 4th, Vancouver B.C., from 1998 to 2002 and currently is the principal chiropractor at Dr. Nigel Liang & Associates.  His practice philosophy emphasizes preventative healthcare and encourages patients to maximize their health potential.  Dr. Liang is an active member in his community and his charitable work includes volunteer time with the Vancouver Triathlon, healthcare seminars, and corporate ergonomic training. Dr. Liang received his Doctorate of Chiropractic from Western States Chiropractic College in Portland, Oregon in 1997, and obtained a Bachelor of Arts in Political Science from the University of Western Ontario, London, Ontario in 1992. Dr. Liang currently devotes approximately between 10-15 hours per month to the Company, but will be available to assist Dr. Wu with some of his duties as and when needed. After receiving funding per our business plan Dr. Liang intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the Company.

DR. NICHOLAS WU, D.C., has been the Secretary and Director of the Company since inception, and one of the founders of our Company along with Dr. Liang. He currently devotes full time to the Company and is responsible for overseeing the operations and ensuring that True Health Studio follows the our vision and strategy as the Company grows. He is guided by the vision to create a multi-unit healthcare franchise whereby individuals are to receive consistent alternative healthcare at all locations.  He plans to implement a system and structure that will assure the consumers that they will receive the same quality care from every practitioner and studio. Dr. Wu attended the University of British Columbia majoring in Microbiology until he was accepted to Palmer West Chiropractic College.  He received his Doctorate in Chiropractic in 2002.  He has been in private practice since 2003.  In 2004 he helped open up Onebodyworks, an executive style gym with Eugene Liang, also a director of the Company.  In 2005, he began to develop the concept and business of the Company with Nigel Liang.

AUDRA YAP has been the Treasurer, CFO and Director of the Company since inception. Ms. Yap brings with her over 15 years financial accounting experience.  She joined Elgrande International Inc., Vancouver, B.C. in 1999 as Controller and since joining that company has contributed her experience in corporate reporting, budgeting, information systems, and strategic planning and built a strong administrative team.  As well, she established effective external relationships for Elgrande. Ms. Yap managed the implementation of Elgrande’s EDI and CRM systems and coordinated the development of our web-based active inventory management system. Prior to joining Elgrande, Ms. Yap was the senior accountant at Mainframe Entertainment from 1998 to 1999.  From 1993 to 1998, she was Controller of Norenger Development Inc., a land development firm.  Ms. Yap became a Certified General Accountant in 1998. She graduated from the University of Essex, England with a Bachelor of Arts (Honours) in Accounting and Financial Management in 1992. Ms. Yap currently devotes 5-10 hours a month to the Company. After receiving funding per our business plan Ms. Yap intends to devote as much time as the Board of Directors deems necessary to manage the financial affairs of the Company.

EUGENE LIANG, has been a Director of the Company since inception and will act in an advisory role.  Mr. Liang has been a member of the core medical staff for the University of British Columbia National Swim Center for the past six years.  He is the Massage Therapist and Strength Coach for the UBC National Swim Center, UBC Varsity Swim Team and UBC Dolphins Swim Club.  He has contributed to the success of world record holders, Olympic team members and six out of nine consecutive national titles.  Mr. Liang has also traveled extensively with the National Team on numerous training camps, Olympic Trials, and Commonwealth Trials. Along with his commitment to the university, Mr. Liang has opened and managed a successful executive-style gym for the last two years.  This project was funded personally to create an environment to further develop all types of athletes with the tools that he has learned and developed at the elite level.  This project has been instrumental in the development of the physical education at the high school level, community health awareness, and individual goal achievement. Sharing his knowledge has extended into the teaching field as well. Mr. Liang has consistently given back to the profession of Massage Therapy by lecturing at the West Coast College of Massage Therapy in Athletic Treatment and Assessment as a Primary Instructor. Mr. Liang currently devotes approximately 2 to 3 hours a month to the Company.

Eugene Liang is the brother of our President and CEO, Nigel Liang.

We have made no provisions for cash compensation to our officers or directors.  No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. In the future, we may approve payment of salaries for our officers and directors, but currently no such plans have been approved.  Our officers and directors will be reimbursed for all out-of-pocket expenses they incur on our behalf. In addition, none of our officers, directors or employees are party to any employment agreements.

EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised of Dr. Nigel Liang, Dr. Nicholas Wu, Ms. Audra Yap, and Mr. Eugene Liang.

Summary Compensation Table

Name & Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Options SARs ($)	LTIP Payouts ($)	All Other Compensation ($)
Nigel Liang President,	2006	0	0	0	0	0	0	0
Nicholas Wu Secretary	2006	0	0	0	0	0	0	0
Audra Yap Treasurer	2006	0	0	0	0	0	0	0

Dr. Nicholas Wu currently devotes full time to the Company. The other officers currently devote an immaterial amount of time to manage the affairs of the company. Dr. Liang currently devotes approximately 10 - 15 hours per week, and Ms. Yap 5-10 hours a month. They have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no current employment agreements between the Company and its executive officers or annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of our common stock by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this Prospectus:

Name and Address of Beneficial Owner	No. of Shares		Percentage of Ownership
	Before Offering	After Offering	Before Offering	After Offering
				Min	Max
Nigel Liang 215-2211 W. 4th Avenue Vancouver, BC V6K 4S2, Canada	400,000	400,000	40%	18.2%	8.3%
Nicholas Wu 230-2155 Allison Road Vancouver, BC Canada	400,000	400,000	40%	18.2%	8.3%
Audra Yap 1638 W. 64th Avenue Vancouver, BC V6P 2P1, Canada	200,000	200,000	20%	9.1%	4.2%
All Officers and Directors as a Group	1,000,000	1,000,000	100%	45.5%	20.8%

(1) Each of the persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his or her direct holdings in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 8, 2006, a total of 1,000,000 shares of Common Stock were issued to Dr. Liang, Dr. Wu and Ms. Yap in exchange for cash in the amount of $5,000 U.S., or $.005 per share.

On March 13, 2006, we issued a promissory note to Nigel Liang, an officer and director, whereby Dr. Liang advanced us a total of $20,000 as a loan to allow us to secure the lease and open our first studio. The loan is to be repaid in full within 12 months at no interest. In the event the promissory note is not repaid in full on or before March 13, 2007, interest at the rate of 15% per annum may be charged at the option of the holder. In addition, if payment is not made within 30 days of the due date, liquidated damages equal to 5% of the overdue amount will be added to the balance due. We intend to repay the loan in full from the proceeds of this Offering at no interest.

During the year ended April 30, 2006, Dr. Nicholas Wu advanced us $19,723, which is uncollaterized, due on demand and bears no interest.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, assuming the maximum number of Offered Shares is sold, the present stockholders will own approximately 40% of the outstanding shares of common stock. (See "Principal Stockholders".)

Cash Dividends

As of the date of this Prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of shares of our common stock in the public market following this Offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities. We have a total of 1,000,000 shares of common stock outstanding at the time of this Offering.  The Offered Shares in the amount of up to 3,800,000 to be sold by the Company would be, after the Offering, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). “Restricted securities” as defined in Rule 144 under the Securities Act that are owned by our officers and directors (who are considered as “affiliates” under Rule 144) may be sold in the public market only if registered or if they have been beneficially owned for at least one year and the number of shares sold by any such officer or director, within a three-month period, does not exceed the greater of one percent of the then-outstanding shares of common stock.  Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us.  In addition, under Rule 144(k), a person who is not an affiliate for purposes of Rule 144and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144.

PLAN OF DISTRIBUTION

Offering Will Be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the Offered Shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Nigel Liang, Nicholas Wu, Audra Yap and Eugene Liang, all officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”).

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act , in reliance upon the Rule, which sets forth those conditions under which a person associated with an issuer of securities may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.

Neither our officers or our directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his or her participation; and,

b.

Neither our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Neither our officers or directors are, nor will be at the time of their participation in the Offering, an associated person of a broker-dealer; and

d.

All our officers and directors meet the conditions of paragraph (a)(4)(ii) of the Rule, in that each (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have not been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Rule.

Our officers and directors do not intend to purchase any shares in this Offering.

Terms of the Offering

The shares will be sold at the fixed price of $.05 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this Prospectus and continue for a period of 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a "best efforts", “minimum/maximum” offering and, as such, we will not be able to spend any of the proceeds unless all the minimum subscription of shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate non-interest bearing checking account until the minimum amount of $60,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan The Offering will then continue until the maximum offering is sold and the total of $190,000 is received, or the Offering expires, whichever first occurs. Once the maximum amount has been raised, all funds collected up to the maximum will be deposited directly into our operating bank account for use in operations. In the event the minimum offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction. We feel the use of an escrow agent is an expense the Company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds.

Procedures and Requirements for Subscriptions

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to NEEMA, Inc.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to April 30, 2006, included in this Prospectus, have been audited by Williams & Webster, P.S., Spokane, Washington.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Michael J. Morrison Chtd., Reno, Nevada, is passing on the validity under Nevada law of the shares being offered.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REPORTS TO SECURITIES HOLDERS

We plan to provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934, following the effective date of the Registration Statement of which this Prospectus is a part. The public may read and copy any materials that we file with the SEC, at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

TRANSFER AGENT

The stock transfer agent for our common stock is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone (480)481-3940.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the Offered Shares offered hereby.  As used herein, the term “Registration Statement” means the initial Registration Statement and any and all amendments thereto.  For further information with respect to us and the Offered Shares, reference is made to the Registration Statement, of which this prospectus forms a part, including the exhibits and schedules thereto.  Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement.  Each such statement is qualified in its entirety by such reference.

A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.  20549-0801 and at the following regional office of the SEC:  Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois  60661.  Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

FINANCIAL STATEMENTS

NEEMA, INC.

APRIL 30, 2006

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
Neema, Inc.
Vancouver, BC
Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Neema, Inc. (a Nevada corporation and development stage company) as of April 30, 2006, and the related statements of operations, stockholders' deficit and cash flows for the period from January 16, 2006 (inception) through April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neema, Inc. as of April 30, 2006 and the results of its operations, stockholders' deficit and cash flows for the period from January 16, 2006 (inception) through April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
June 7, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com

NEEMA, INC.
(A Development Stage Company)
Consolidated Balance Sheet

April 30, 2006
ASSETS
Current Assets
Cash	$26,747
TOTAL CURRENT ASSETS	26,747

Fixed Assets, Net	7,055

Other Assets	3,583

TOTAL ASSETS	$37,385

LIABILITIES & EQUITY
Current Liabilities
Related party - accounts payable	$688
Due to related party	39,723
TOTAL CURRENT LIABILITIES	40,411

Stockholders' Deficit
Common stock	1,000
25,000,000 shares authorized, $0.001 par
value; 1,000,000 shares issued and
outstanding
Additional paid in capital	4,000
Deficit accumulated during the development stage	(8,026)
TOTAL STOCKHOLDERS' DEFICIT	(3,026)

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$37,385

The accompaning notes are integral part of these consolidated financial statments.

NEEMA, INC.
(A Development Stage Company)
Consolidated Statement of Operations

		From January 16, 2006
		(Inception) to
		April 30, 2006

RENTAL INCOME		$3,699

OPERATING EXPENSES
Rent		3,583
General & admininstative		2,154
Supplies		5,745
Depreciation		243
Total Operating Expense		$11,725

LOSS FROM OPERATIONS		(8,026)

INCOME TAX EXPENSE		-

NET LOSS		$(8,026)

NET INCOME (LOSS) PER SHARE,
BASIC AND DILUTED	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED		1,000,000

The accompaning notes are integral part of these consolidated financial statments.

NEEMA, INC.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
From January 16, 2006 (Inception) through April 30, 2006

			Additional	Deficit Accumulated	Total
	Common Stock		Paid-in	During Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance, January 16, 2006 (inception)	-	$-	$-	$-	$-

Stock issued for cash on March 8, 2006
@ $0.005 per share	1,000,000	1,000	4,000	-	5,000

Net loss for the period ended April 30, 2006	-	-	-	(8,026)	(8,026)

Balance for the period ended April 30, 2006	1,000,000	$1,000	$4,000	$(8,026)	$(3,026)

The accompaning notes are integral part of these consolidated financial statments.

NEEMA, INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows

From January 16, 2006
(Inception) to
April 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,026)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	243
Gain on foreign currency exchange	289
Increase in:
Other assets	(3,583)
Accounts payable	688
Net cash used by operating activities	(10,389)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(7,587)
Net cash used in investing activities	(7,587)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	5,000
Proceeds from loans, related party	39,723
Net cash provided by financing activities	44,723

NET INCREASE IN CASH	26,747

CASH, BEGINNING OF PERIOD	$-
CASH, END OF PERIOD	$26,747

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompaning notes are integral part of these consolidated financial statments.

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

NEEMA, Inc. ("the Company") was incorporated under the laws of the State of Nevada on January 16, 2006 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The Company has a total of 25,000,000 authorized shares with a par value of $0.001 per share and with 1,000,000 shares issued and outstanding as of April 30, 2006. The Company's year end for accounting purposes will be April 30.

On March 8, 2006, the Company invested $5,000 to acquire 100% ownership in True Health Studio, Inc, a company incorporated under the laws of British Columbia, Canada. Under the brand name True Health Studio, NEEMA will develop a store-in-store concept utilizing professional "alternative" health care providers who require equipment and space, as well as a flexible practicing experience.   The first location is within Gold’s Gym operation and is located on the campus of the University of British Columbia at #230-2155 Allison Road, Vancouver, Canada.

The Company operates through its lone subsidiary, True Health Studio, Inc., a Canadian Corporation.

NEEMA, Inc. (the parent company) is now a holding company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of NEEMA, Inc. is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Common Stock

A total of 1,000,000 shares of common stock were issued pursuant to a stock subscription agreement for $0.005 per share for a total of $5,000 to the original officers and directors on March 8, 2006.

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (hereinafter “SFAS No. 130”).  SFAS No. 130 established standards for reporting and displaying comprehensive income, its components and accumulated balances.  SFAS No. 130 is effective for periods beginning after December 15, 1997.  The Company adopted this accounting standard.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have commenced during the period and revenue has been reported in the Statement of Operations.

Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.  Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.  At April 30, 2006, the Company did not have cash equivalents.

Concentration of Risk

The Company maintains its cash in primarily one business checking account, the funds of which are insured by the Canadian Deposit Insurance Corporation.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At April 30, 2006, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” may include cash, receivables, advances, accounts payable and accrued expenses.  All such instruments are accounted for on historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at April 30, 2006.

Foreign Currency Translation Gains/Losses

The Company has adopted Financial Accounting Standard No. 52.  Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date.  Gains or losses are included in income for the year. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.  The Company’s functional currency is Canadian.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the financial statements, the Company incurred a net loss for the period ending April 30, 2006, and has an accumulated deficit since the inception of the Company.  These factors indicate that the Company may be unable to continue in existence.  The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence.  The Company anticipates it will require a minimum of $60,000 to continue operations in the next twelve months, and $190,000 to fully implement its business plan.  The Company is actively seeking additional capital and management believes that this will enable the Company to continue its operations.  However, there are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation. References herein to the Company include the Company and its subsidiary, unless the context otherwise requires.

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  See Note 3.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”).  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.”  This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.  The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities.  The statement further permits, at its initial adoption,  a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments.  It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140.  This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement.  SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Revenue Recognition

The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, and the seller’s price to the buyer is determinable.  Revenue is recognized as it is earned.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.  The useful lives of property and equipment for purposes of computing depreciation are three to seven years. The following is a summary of property, equipment, and accumulated depreciation:

April 30, 2006
Computer hardware	1,818
Furniture & Fixtures	5,480
Subtotal	7,298
Less accumulated depreciation	(243)
Property and Equipment, net	7,055

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

Depreciation expense for the year ended April 30, 2006 was $243.  The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.  Maintenance and repairs are expensed as incurred.  Replacements and betterments are capitalized.  The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”).  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At April 30, 2006, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $2,700.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded.

The significant components of the deferred tax assets at April 30, 2006 were as follows:

Net operating loss carryforward:	$ 8,000
Deferred tax asset	$ 2,700
Deferred tax asset valuation allowance	(2,700)
Net deferred tax asset	$ -

At April 30, 2006, the Company has net operating loss carryforwards of approximately $8,000, which expire in the year 2026.

NOTE 5 – COMMON STOCK

The Company is authorized to issue 25,000,000 shares of $0.001 par value common stock.  All shares have equal voting rights, are non-assessable and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

During the year ended April 30, 2006, the Company issued 1,000,000 shares of common stock for $5,000 cash.

NEEMA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

NOTE 6 – RELATED PARTIES

During the year ended April 30, 2006, one of the Company’s officers loaned the Company $19,723, which is uncollateralized, due on demand and bears no interest.  As at year end, the Company had not repaid this loan.

During the year ended April 30, 2006, the Company issued an unsecured promissory note to Nigel Liang, an officer and director, for $20,000, due one year from execution date.  In the event the promissory note is not repaid in full on before March 13, 2007, interest at the rate of 15% per annum may be charged at the option of the holder.  In addition, if payment is not paid within 30 days of the due date, liquidated damages equal to 5% of the overdue amount will be added to the balance outstanding.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company rents office space in Vancouver, B.C., Canada for $1,791 per month under a lease which is effective from March 1, 2006 to February 28, 2007.

Future minimum lease payments under this operating lease at April 30, 2006 for the next year is:

2007	$20,000

NOTE 8 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at one bank.  Accounts at the institution are insured by the Canadian Depository Insurance Corporation up to $60,000 in Canadian funds.  At April 30, 2006 the account did not exceed this limit.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

NEEMA’s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/he has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.

By the stockholders;

b.

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c.

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d.

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a.

Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c.

The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling NEEMA Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The estimated costs of the Offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee	$20
Accounting fees and expenses	$2,000
Legal fees	$5,000
Preparation and EDGAR conversion fees	$1,500
Transfer Agent fees	$700
Printing	$780
TOTAL	$10,000

Item 26.  Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 8, 2006, a total of 1,000,000 shares of Common Stock were issued in exchange for $5,000 US, or $.005 per share. These securities were issued to the officers and directors of the Company as founders’ shares. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the Company, bear a restrictive legend and were issued to non-US residents.

Item 27.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re legality of Offered Shares (to be filed by Amendment)
10.1	Subscription Agreement
10.2	Lease Agreement
23.1	Consent of Counsel (to be contained in the Exhibit 5 legal opinion)
23.2	Consent of Independent Auditor

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and (iii) Include any additional or changed material information on the plan of distribution.

2.  That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.  For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6.  For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver BC, on July 25, 2006.

NEEMA, Inc.

/s/ Nigel Liang

______________________________________________

By: Nigel Liang

(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Nigel Liang

________________________________________________

July 25, 2006

Nigel Liang, President , CEO, Director

Date

(Principal Executive Officer)

/s/ Nicholas Wu

________________________________________________

July 25, 2006

Nicholas Wu, Secretary, Director

Date

/s/ Audra Yap

________________________________________________

July 25, 2006

Audra Yap, Treasuer, CFO, Director

Date

(Principal Financial Officer, Principal Accounting Officer)

/s/ Eugene Liang

________________________________________________

July 25, 2006

Eugene Liang, Director

Date